UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2008

DPAC Technologies Corp.
(Exact name of registrant as specified in its charter)

California	0-14843	33-0033759
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5675 Hudson Industrial Parkway, Hudson, Ohio	16056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 553-1170

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Senior Subordinated Note and Warrant Purchase Agreement

(1) Effective on October 10, 2008, DPAC Technologies Corp., a California corporation (the “Company”) and its wholly owned subsidiary, QuaTech, Inc., an Ohio corporation (“QuaTech”) entered into Amendment No. 1 to Senior Subordinated Note and Warrant Purchase Agreement and Amendment No. 1 to Security Agreement (the “Amendment”) to the Senior Subordinated Note and Warrant Purchase Agreement dated January 31, 2008 among the Company, QuaTech and Canal Mezzanine Partners, L.P. (“Canal”) (the “Canal Purchase Agreement”) and the Security Agreement dated January 31, 2008 among the Company, QuaTech and Canal (the “Canal Security Agreement”). The material terms of the Canal Purchase Agreement and Canal Security Agreement were previously reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2008 (the “February 5, 2008 Current Report”). Pursuant to the Canal Amendment, the Company and QuaTech have issued and sold to Canal an additional Senior Subordinated Note (the “Second Canal Note”) for $250,000, due on January 31, 2009, and the Company has issued and sold to Canal a warrant to purchase the common stock of the Company in an amount representing 0.75% of the Company’s fully diluted common stock on the date of exercise (the “Second Canal Warrant”). The Second Canal Note bears interest at 13% annually, payable monthly in arrears, and may be prepaid under certain circumstances. Additionally, to the extent that the Company and Canal have not refinanced the Second Canal Note prior to its maturity on January 31, 2009, the maturity date may be extended by the Company until January 31, 2013 upon payment of an extension fee of $25,000 to Canal.

The Second Canal Note is governed by the Canal Purchase Agreement, as amended by the Amendment, which contains various covenants that, among other restrictions, limit the Company’s and QuaTech’s ability to incur indebtedness, grant certain liens, make certain loans, prepayments, acquisitions, expenditures, and investments, issue or dispose of certain securities, create subsidiaries, merge or consolidate, or engage in certain asset dispositions, including a sale of all or substantially all of the assets. The Canal Purchase Agreement also contains covenants that require the Company and QuaTech to maintain specified financial ratios and deliver certain financial statements to Canal. The obligations under the Second Canal Note are, as a result of the Amendment, secured under the Canal Security Agreement. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Second Canal Note, a copy of each of which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and by reference to the Canal Purchase Agreement and Canal Security Agreement, each previously filed as Exhibits 10.6 and 10.8 to the February 5, 2008 Current Report, which are hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference. The Company and QuaTech have issued and sold a $250,000 Senior Subordinated Note to Canal, under the terms of the Amendment and the Canal Purchase Agreement and such related documents described in Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

(1) In connection with the Amendment, on October 10, 2008, the Company issued to Canal the Second Canal Warrant, which entitles Canal to purchase the common stock of the Company in an amount representing 0.75% of the Company’s fully diluted common stock on the date of exercise, at an aggregate exercise price of $1. The Second Canal Warrant may be exercised at any time after January 31, 2008 if the Second Canal Note has not been repaid by such time, and expires, if not previously exercised, upon a repayment of the Second Canal Note. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Canal Warrant, a copy of which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 3.02.

The issuance of the Second Canal Warrant by the Company was exempt from registration under the Securities Act of 1933 under Section 4(2) thereof as a private placement to an accredited investor (as defined in Regulation D).

Item 9.01. Financial Statements and Exhibits.

Exhibit 4.1	Warrant to Purchase Common Stock of DPAC Technologies Corp., issued to Canal Mezzanine Partners, L.P., dated as of October 10, 2008.

Exhibit 10.1	Amendment No. 1 to Senior Subordinated Note and Warrant Purchase Agreement and Amendment No. 1 to Security Agreement, by and among DPAC Technologies Corp., QuaTech, Inc. and Canal Mezzanine Partners L.P., dated October 10, 2008.

Exhibit 10.2	Senior Subordinated Note made by DPAC Technologies Corp. and QuaTech, Inc. in favor of Canal Mezzanine Partners L.P., dated October 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DPAC TECHNOLOGIES CORP.
(Registrant)

Date: October 16, 2008

By:  /s/ Steven D. Runkel
Steven D. Runkel
Chief Executive Officer and President

Exhibit Index

Exhibit 4.1	Warrant to Purchase Common Stock of DPAC Technologies Corp., issued to Canal Mezzanine Partners, L.P., dated as of October 10, 2008.

Exhibit 10.1	Amendment No. 1 to Senior Subordinated Note and Warrant Purchase Agreement and Amendment No. 1 to Security Agreement, by and among DPAC Technologies Corp., QuaTech, Inc. and Canal Mezzanine Partners L.P., dated October 10, 2008.

Exhibit 10.2	Senior Subordinated Note made by DPAC Technologies Corp. and QuaTech, Inc. in favor of Canal Mezzanine Partners L.P., dated October 10, 2008.